Exhibit 10.2

TRADING AUTHORIZATION AGREEMENT

This Trading Authorization Agreement (“Agreement”) is made as of _June 2, 2021___, by and between ConvexityShares LLC, a Delaware limited liability company (“Manager”), which is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”), and Teucrium Trading LLC, a Delaware limited liability company (“Trading Advisor”), which is registered as a commodity trading advisor (“CTA”) and commodity pool operator with the CFTC. Manager and Trading Advisor are each individually also referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Manager provides certain advisory services to the ConvexityShares Trust, which is a Delaware statutory trust (“Trust”); and

WHEREAS, Manager desires to engage Trading Advisor, as a third party trading advisor, for the purpose of obtaining commodity trading advice and directing the trading of Commodity Interests (as defined herein) with respect to the Trust and designated series thereof (“Series”), as set forth on Exhibit A; and

WHEREAS, Trading Advisor hereby accepts such engagement pursuant to the terms set forth in this Agreement; and

WHEREAS, Manager has furnished the Trading Advisor with copies of each of the following documents: (a) the Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”); (b) By-Laws of the Trust (if any), as in effect on the date of this Agreement and as amended from time to time); (c) Prospectus and Statement of Additional Information of the Fund (“Prospectus” and “SAI”, respectively); and (d) policies and procedures of the Trust and the Trust service agreements that govern the Trading Advisor’s management of the Allocated Portion under this Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth above, the Parties hereto do hereby agree as follows:

1. Appointment. (a) Manager hereby appoints Trading Advisor as attorney-in-fact with power to supervise and direct, on a fully discretionary basis and without first consulting Manager, the investment of futures contracts and other commodity interests (such futures contracts and other commodity interests, collectively, “Commodity Interests”) in one or more trading accounts (“Accounts”) established and maintained by Manager for the Trust and Series with a futures commissions merchant (“FCM”) selected by Manager.

(b) The power-of-attorney granted hereof is a continuing power and shall remain in full force and effect until revoked by Manager, in writing, but any such revocation shall not affect any transaction initiated prior to receipt of such notice of revocation. Manager agrees to use commercially reasonably efforts to provide Trading Advisor such additional information as Trading Advisor may reasonably request from time to time to assist it in managing the Account. It is the intent of this Agreement that only Trading Advisor shall have authority to trade the Account assets on behalf of Manager except as otherwise explicitly provided herein.

2. Investment Services. (a) The Trading Advisor shall manage the provision of investment services consistent with the investment guidelines and restrictions set forth on Exhibit B (attached hereto and made a part hereof) for each Series (“Guidelines”). Manager will allocate capital to each Account from assets of the Trust (“Account Allocation”) to enable Trading Advisor to trade an Account in accordance herewith. The Manager may in its discretion increase or decrease such Account Allocation from time to time by providing Trading Advisor with written instructions. In addition, the Guidelines may be revised from time to time by Manager with 3 business days prior written notice to Trading Advisor for any reason including, but not limited to, adding additional strategies, modifying the current strategy, adding investment restrictions and/or providing risk parameters.

(b) Consistent with the Guidelines, Trading Advisor may purchase, sell (including selling short), trade and otherwise acquire, hold, dispose of, and deal in Commodity Interests, on margin or otherwise, on United States or foreign exchanges, in the interbank market and otherwise and to make and take delivery of commodities in fulfillment of any Commodity Interests for an Account. In furtherance of the foregoing, the Trading Manager shall:

(i) subject to Exhibit B, make all decisions relating to the manner, method and timing of any and all investments;

(ii) buy, sell, exchange, transfer, and otherwise trade in property of all kinds as discussed on Exhibit B, in Client’s name;

(iii) make and execute, in the name and on behalf of Client, all such documents (including, without limitation, customer agreements and other documents in connection with the establishment and maintenance of accounts and investments) and to take all such other reasonable actions which Trading Advisor considers necessary or advisable to carry out its investment management duties hereunder;

(iv) submit reports, statement, or records relating to all transactions concerning the Account upon Manager’s reasonable request;

(v) maintain and preserve the records relating to its activities hereunder required by applicable law to be maintained and preserved by the Trading Adviser;

(vi) assist Client’s auditors and others in the performance of all accounting and administrative services which may be required by Client;

3. Regulations. Any and all transactions effected by Trading Advisor for an Account shall be subject to the constitution, by-laws, rules, regulations, orders, and customs and usages of the exchange or market where executed (and of its FCM, if any), to the provisions of the United States Commodity Exchange Act, as amended (“CEA”), to the rules, regulations, and orders promulgated from time to time thereunder, to all applicable laws, rules, and regulations of the United States, the various states in the United States, and to policies adopted by Manager and communicated in writing to Trading Advisor. Trading Advisor shall not be liable to Manager as a result of any action taken by Trading Advisor that is necessary to comply with any such constitution, by-law, rule, regulation, order, custom, usage, act, or statute. Notwithstanding the foregoing, Trading Advisor agrees to notify Manager immediately to the extent Trading Advisor takes any action on behalf of any Account which is or may be considered adverse to such Account, the Trust or the Manager as a result of the foregoing so as to enable Manager to take any action in connection therewith.

4. Allocation of Expenses. Each Party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. The parties acknowledge and agree that the Series shall assume the expense of:

(a) all margins, option premiums, brokerage and floor commissions and fees, and other transaction costs and expenses charged and incurred by the FCM in connection with the applicable Account;

(b) brokerage commissions for transactions and similar fees and charges for the acquisition, disposition, lending or borrowing of any investments;

(c) operational fees and expenses for any custodians, administrators and other service providers;

(d) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Client to federal, state or other government agencies; and

(e) interest payable on any Account borrowings.

For the avoidance of doubt, the Trading Advisor shall not be responsible for any expenses incurred by the Manager, the Trust or the Accounts.

5. Fees. For all of the services rendered with respect to the Account as herein provided, the Manager shall pay to Trading Advisor the fees as set forth in Exhibit C, as amended from time to time.

6. Standard of Care; Limitation on Liability. For the purpose of this Section 6, the term “Trading Advisor” is deemed to include the Trading Advisor, its affiliates, and each of their respective officers, directors, employees and agents.

(a) The Trading Advisor shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement. Except as may otherwise be provided by law, Trading Advisor shall not be liable to the Trust or Manager for any error of judgment or for any loss suffered by the Trust or Manager in connection with the subject matter of this Agreement, provided that Trading Advisor acted in good faith and with that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a similar capacity would use and except for any such losses arising from the gross negligence, willful misconduct or fraud in the performance or nonperformance by Trading Advisor of its obligations or duties hereunder.

(b) The Trading Advisor is not liable for any actions that occurred or failed to occur, or any records created or retained, prior to the effective date of this Agreement. The Trading Advisor shall reasonably rely on information provided to it about an Account or the books and records of an Account, if any, that is provided by the Manager, and will not have a duty to confirm such information from any source, including from records it may receive that were created prior to the effective date of this Agreement.

(c) Neither party shall be liable to the other for any special, indirect, punitive, incidental or consequential damages of any nature whatsoever arising from any act or omission of the other party, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, such party. Without prejudice to the generality of the foregoing, neither party shall be liable under or in connection with this Agreement for (a) loss (whether direct or indirect) of business profits, revenue or of data; or (b) any indirect, consequential or incidental damages, liabilities, claims, losses, expenses, awards, proceedings and costs, in each case which may be suffered by a party, the Manager, the Trust, or any third party regardless of whether the possibility of such damages, liabilities, claims, losses, expenses, awards, proceedings and costs was disclosed to, or could reasonably have been foreseen and whether arising in contract, in tort or otherwise.

(d) Trading Advisor will not be liable for any claim or damages due to the failure to perform by a third party including, without limitation, loss or damage to Manager or Account documentation or property, or errors or inaccuracies from any pricing source.

(e) Trading Advisor shall not be liable for any action taken, delay or any failure to take any action required to be taken hereunder or otherwise to fulfill its obligations hereunder (including without limitation loss, delay or mis-delivery or error in transmission of communications or financial information) in the event and to the extent that the taking of such action, delay or such failure arises out of or is caused by or directly or indirectly due to war, act of terrorism, insurrection, riot, labor disputes, civil commotion, act of God, pandemic, accident, fire, water damage, explosion, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control or the reasonable control of any delegate or securities system. In any such event, Trading Advisor shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and the Trading Advisor continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

7. Indemnification.

(a) Except as stated in Section 7(b), below, in the absence of gross negligence, willful misconduct or fraud on the part of the Trading Advisor, none of the Trading Advisor, its affiliates or their respective officers, controlling persons, members, partners, shareholders, agents or employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be subject to any liability to the Manager for any act or omission in the course of, or connected with, rendering services hereunder. The Trading Advisor does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that Trading Advisor may use, or the success of Trading Advisor’s overall management of the Account. Manager understands that investment decisions made for the Account by Trading Advisor are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Trading Advisor will manage only the Account Allocation and in making investment decisions for the Account, Trading Advisor will not consider any other securities, cash or other investments owned by the Trust.

(b) Trading Advisor agrees to indemnify the Manager, its affiliates, officers, controlling persons, agents, and employees for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Trading Advisor) or litigation (including reasonable legal and other expenses) (“Losses”) to which the Manager may become subject as a direct result of (i) any disclosure in the Registration Statement of the Fund about Trading Advisor that has been specifically approved by Trading Advisor, (ii) Trading Advisor’s gross negligence, willful misconduct or fraud in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, or (iii) a breach of the representations provided in Section 11(d) or Section 11(e) of this Agreement; provided, however, that nothing contained herein shall require that Manager be indemnified for Losses that resulted from the Manager’s gross negligence, willful misconduct or fraud in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; further provided that Trading Advisor shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(c) Manager agrees to indemnify the Indemnified Persons for, and hold each Indemnified Person harmless against, any and all Losses to which such Indemnified Person may become subject as a direct result of this Agreement or Trading Advisor’s performance of its duties hereunder; provided, however, that nothing contained herein shall require that Trading Advisor be indemnified for Losses that resulted from (i) any disclosure in the Registration Statement of the Fund about Trading Advisor that has been specifically approved by Trading Advisor, (ii) Trading Advisor’s gross negligence, willful misconduct or fraud in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, or (iii) a breach of the representations provided in Section 10(d) or Section 10(f) of this Agreement; provided that the Manager shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

8. Confidentiality.

(a) Trading Advisor agrees to hold confidential any non-public or proprietary information of Manager and Trust supplied in connection with the opening of an Account and the trading of the assets of an Account. Trading Advisor further acknowledges that Trading Advisor may come into contact with information concerning Manager or its affiliates and/or personnel, or information concerning the Trust, and Trading Advisor agrees that it will not communicate, disclose or utilize for its own benefit or for the benefit of any other entity or persons, any and all information that is not in the public domain with regard to Manager and/or its affiliates and/or personnel, or with regard to the Trust. All of the foregoing referred to in this Section above shall be collectively referred to as “Confidential Information.”

(b) Trading Advisor agrees that it will not (i) use such Confidential Information except in connection with investment activities for the appropriate Accounts or (ii) disclose any Confidential Information without Manager’s consent to any third person (unless required to do so by law, regulation or at the request of any regulatory or self-regulatory authority).

(c) It is expressly agreed that among the various remedies for violation of this Section shall be specific performance and injunctive relief issued by any court having jurisdiction over these matters.

9. Non-Exclusivity; No Partnership.

(a) The services of Trading Advisor to the Manager and the Account are not to be deemed exclusive and Trading Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that Trading Advisor and each Indemnified Person may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Manager agrees that Trading Advisor and each Indemnified Person may give advice and take action in the performance of its duties with respect to any of the Trading Advisor’s or Indemnified Person’s other clients which may differ from advice given or the timing or nature of action taken with respect to the Account. Trading Advisor and the Indemnified Persons, however, shall not provide investment advice to any assets of the Trust other than the Account Allocation. Nothing in this Agreement shall be deemed to require Trading Advisor or any Indemnified Person to purchase or sell for the Account Allocation of Client any Commodity Interest or other property which the Trading Advisor or any Indemnified Person may purchase or sell for its or their own account or for the account of any other client, unless required by the applicable Guidelines.

(b) It is understood and agreed that Trading Advisor shall be deemed to be an independent contractor of Manager and the Trust and, except as otherwise set forth herein, that Trading Advisor shall not have authority to act for or represent Manager or the Trust in any way and shall not otherwise be deemed to be Trust’s or Manager’s agent. Nothing contained herein shall create or constitute the Trust, Manager and Trading Advisor as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

10. Manager Representations. Manager hereby represents and warrants to Trading Advisor as follows:

(a) Manager has authority to enter into this Agreement on behalf of each the Trust and each Series and has the discretion to appoint Trading Advisor to provide the services contemplated hereby and the individual executing and delivering this Agreement for and on behalf of Manager is legally competent and has full power and authority to do so on behalf of Manager;

(b) Manager has taken all necessary actions under the laws applicable to the Manager and/or the Trust, and pursuant to any contract by which it is or they are bound, to effect the appointment of the Trading Advisor;

(c) Manager is duly organized and validly existing under the laws of the state of its organization, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its business; the performance by Manager of its obligations under this Agreement will not violate the terms or provisions of, or constitute a default under, the organizational and operational documents of Manager or any other agreement to which Manager is a party or by which it is bound;

(d) As necessary under applicable law, Manager is registered as a CPO with the CFTC, and is a member of the National Futures Association (“NFA”), or other equivalent regulatory organizations and such registrations and memberships, if applicable, have not expired or been revoked, suspended, terminated, or not renewed, or limited or qualified in any respect;

(e) Manager is familiar with the speculative nature of commodity interest trading and its high degree of risk and acknowledges that the Trust might sustain substantial losses which may be far in excess of the Trust’s funds on deposit in an Account; and

(f) The Trust is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, and none of the Commodity Interests or other property traded in the Account will constitute “securities” for purposes of the Investment Advisers Act of 1940 (“Advisers Act”), such that it will cause either the Manager or the Trading Advisor to fall within the definition of an “investment adviser” under the Advisers Act.

11. Trading Advisor Representations. Trading Advisor hereby represents and warrants to Manager as follows:

(a) Trading Advisor has authority to enter into this Agreement and to provide the services contemplated hereby and the individual executing and delivering this Agreement for and on behalf of Trading Advisor is legally competent and has full power and authority to do so on behalf of Trading Advisor;

(b) Trading Advisor has taken all necessary actions under the laws applicable to the Trading Advisor, and pursuant to any contract by which it is bound, to provide the services contemplated hereby;

(c) Trading Advisor is duly organized and validly existing under the laws of the state of its organization, with full power and authority to enter into and perform its obligations under this Agreement and to conduct its business; the performance by Trading Advisor of its obligations under this Agreement will not violate the terms or provisions of, or constitute a default under, the organizational and operational documents of Trading Advisor or any other agreement to which Trading Advisor is a party or by which it is bound;

(d) As necessary under applicable law, Trading Advisor is registered as a CTA with the CFTC, and is a member of NFA, or other equivalent regulatory organizations and such registrations and memberships, if applicable, have not expired or been revoked, suspended, terminated, or not renewed, or limited or qualified in any respect;

(e) Trading Advisor has complied with and will continue to comply with all laws, rules, and regulations having application to the services to be provided hereunder, and there are no actions, suits, proceedings or investigations pending or, to the knowledge of Trading Advisor, threatened against Trading Advisor or any of its principals or affiliates, at law or in equity or before any government department, commission, board, bureau, agency or instrumentality, or any self-regulatory organization or any securities or commodity exchange, which is reasonably likely to result in an adverse decision that could materially and adversely affect Trading Advisor’s ability to conduct its business or to comply with and perform its obligations under this Agreement;

(f) Trading Advisor will promptly notify Manager in the event of any material change of control of the Trading Advisor or in the event of any significant trading irregularities experienced by the Trading Advisor in trading any Account. Trading Advisor will notify Manager in advance of any significant change intended with regards to Trading Advisor’s trading strategy that could be expected to materially affect any Account;

(g) Trading Advisor will not act as a custodian for any Account or take or have possession of any assets of any Account;

(h) Trading Advisor confirms that it has received, read and understands the Guidelines and agrees to trade within the contours of such Guidelines when trading any Account;

(i) Trading Advisor confirms there currently exists in full force and effect an insurance policy protecting Trading Advisor (and its officers, directors and employees) against liability or loss against errors and omissions in the amount of $__ million, and the Trading Advisor warrants that a similar insurance policy in the amount of no less than $__ million shall be maintained at all times while this Agreement is in effect;

12. Termination. This Agreement may be terminated at any time by either Party upon ninety (90) days prior written notice of one to the other. If either Party terminates this Agreement on a date other than at the end of a calendar quarter, fees shall be calculated and pro-rated as if such termination date were the end of a quarter. If this Agreement shall be terminated, Manager shall be billed for fees accrued to the date of such termination and Manager’s obligation to pay future fees shall terminate. The Manager shall not be entitled to a refund of any fees paid or accrued to the date of the termination of this Agreement. As of the effective date of termination, Trading Advisor shall provide to Manager all books and records provided by Manager during the term of this Agreement. If Trading Advisor is required by law to maintain as copies any such books and records for a period of time, Trading Advisor shall do so subject to Section 8 and, following the period of time in which it is required to maintain such copies, it shall destroy all such books and records.

13. Notices. Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by email, by hand or by commercial overnight delivery service, addressed as follows:

Trading Advisor:	Three Main Street Suite 215
Burlington, VT
05401

Manager:	7 Roszel Rd. Suite 1A Princeton, NJ 08540

Either Party from time to time may designate in writing any other address or email address to which notices, bills, and communications to such Party may be sent.

14. Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of law provisions of that State. Each of the parties hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York and of the United States having jurisdiction in the State of New York, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. Each of the parties consents to service of process by personal service in any manner in which notice may be delivered hereunder in accordance with Section 13 above.

15. Miscellaneous. If any provision of this Agreement is or should become inconsistent with any law or rule of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement, the provisions will be deemed to be rescinded or modified in accordance with any such law or rule. In all other respects, this Agreement will continue and remain in full force and effect. No term or provision of this Agreement may be amended, waived or changed except in writing signed by the party against whom such amendment, waiver or change is sought to be enforced. The captions appearing in this Agreement are inserted as a matter of convenience and for reference only and shall not define, limit, or describe the scope and intent of this Agreement or any of the provisions thereof. This Agreement contains the entire understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements and understandings (written or oral) of the Parties in connection herewith. This Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement. An electronic signature, whether digital or encrypted, shall have the same effect as a manual one.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TEUCRIUM TRADING LLC			CONVEXITY SHARES, LLC

By:	/s/ Steve Kahler		By:	/s/ John Zhu
	Name:	Steve Kahler		Name: John Zhu
	Title:	Chief Operating Officer		Title: Chief Executive Officer

Exhibit A
Series

ConvexityShares Daily 1.5x SPIKES Futures ETF
ConvexityShares 1x SPIKES Futures ETF

Exhibit B

Investment Guidelines and Restrictions

Each Series shall be managed in such manner, and with such restrictions and limitations, as described in the Series’ Prospectus. Any contradictions between the Prospectus and the Guidelines below shall be governed by the Prospectus. All capitalized terms and specific references not otherwise defined in this Agreement shall have the meanings assigned to them in the applicable Series’ Prospectus.

ConvexityShares Daily 1.5x SPIKES Futures ETF

1. Investment Objective

To seek daily investment results, before fees and expenses, that correspond to one-and-a-half times (1.5x) the performance of the T3 SPIKE Front 2 Futures Index for a single day, not for any other period.

2. Eligible Investments

(a) Financial Instruments

(i)	The Series shall invest primarily in long positions in SPIKES futures contracts

(ii)	In the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to SPIKES futures contracts, or if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Trading Advisor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity, or when trading in SPY is halted), the Series may obtain exposure to the Index by investing primarily in VIX futures contracts or VIX swap agreements.

(iii)	A Series may hold VIX swap agreements in the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, or if the market for VIX futures contracts experiences emergencies or disruptions or in situations where the Trading Advisor deems it impractical or inadvisable to buy or sell futures contracts.

(b) Cash Items

(i)	Cash

(ii)	Obligations of the U.S. Government and its federal agencies or government-sponsored enterprises

(iii)	Shares of money market mutual funds that comply with Rule 2a-7 under the Investment Company Act of 1940. Money market funds that permit a floating net asset or any form of hold on investor redemptions are prohibited.

3. Exposure

The Trading Advisor will seek for the Series notional exposure to the Financial Instruments equal to 150% of the Series’ net assets.

ConvexityShares 1x SPIKES Futures ETF

1. Investment Objective

To seek investment results, before fees and expenses, that over time, match (1x) the performance of the T3 SPIKE Front 2 Futures Index (the “Index”).

2. Eligible Investments

(a) Financial Instruments

(i)	The Series shall invest primarily in long positions in SPIKES futures contracts

(ii)	In the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to SPIKES futures contracts, or if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Trading Advisor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity, or when trading in SPY is halted), the Series may obtain exposure to the Index by investing primarily in VIX futures contracts or VIX swap agreements.

(iii)	A Series may hold VIX swap agreements in the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, or if the market for VIX futures contracts experiences emergencies or disruptions or in situations where the Trading Advisor deems it impractical or inadvisable to buy or sell futures contracts.

(b) Cash Items

(i)	Cash

(ii)	Obligations of the U.S. Government and its federal agencies or government-sponsored enterprises

(iii)	Shares of money market mutual funds that comply with Rule 2a-7 under the Investment Company Act of 1940. Money market funds that permit a floating net asset or any form of hold on investor redemptions are prohibited.

3. Exposure

The Trading Advisor will seek for the Series notional exposure to the Financial Instruments equal to 100% of the Series’ net assets.

Exhibit C
Fees

The Manager shall pay to the Trading Advisor the fee set forth below, based on the Current Net Assets (as defined below) of the Account. Such fee shall be accrued daily and payable quarterly in arrears. In the case of termination of this Agreement during any calendar month, the quarterly fee with respect to the Account accrued to, but excluding, the date of termination shall be paid promptly following such termination. For purposes of computing the amount of trading fee accrued for any day, “Current Net Assets” shall mean the net assets of the Account as of the most recent preceding day for which the Account’s net assets were computed. As soon as practicable after the end of each calendar quarter, Trading Advisor will present a billing statement for the trading fee (calculated as described above) to the Manager, indicating the total amount of the fee for the quarter, and any other amounts payable during the period as may be provided for under this Agreement. The Manager agrees to pay the quarterly trading fee no later than 30 calendar days following receipt of the Trading Advisor’s billing statement.

ConvexityShares Daily 1.5x SPIKES Futures ETF
ConvexityShares 1x SPIKES Futures ETF